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                                                                     EXHIBIT 1.1

                                7,250,000 Shares

                                  EPIMMUNE INC.
                                  Common Stock

                           PLACEMENT AGENCY AGREEMENT

                                                                       [ ], 2002

Punk, Ziegel & Company
530 Madison Avenue
New York, New York  10022

Ladies and Gentlemen:

        Epimmune Inc., a Delaware corporation (the "Company"), proposes to issue and sell (the "Offering") up to an aggregate of 7,250,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), to investors (collectively, the "Investors") in a registered public offering. The Company desires to engage you as its exclusive placement agent (the "Placement Agent") in connection with the Offering.

        The public offering price per share to be paid by the Investors (the "Public Offering Price") shall be agreed upon by the Company and the Placement Agent and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Placement Agent and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares shall be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include, the Price Determination Agreement.

        1. Agreement to Act as Placement Agent.

               (a) Placement of Shares. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Placement Agency Agreement, the Placement Agent agrees to act as the Company's exclusive placement agent, on a best efforts basis, in connection with the issuance and sale by the Company of the Shares to Investors. The Placement Agent is not obligated and does not intend to purchase any of the Shares in the Offering. The Company shall pay to the Placement Agent the fee per share from the sale of each of the Shares in the Offering (the "Placement Agency Fee") as set forth in the Price Determination Agreement. The Placement Agent is authorized to


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deduct the amount of the Placement Agency Fees from the amount remitted by the
Investors for the purchase of each of the Shares in the Offering.

               (b) Price Determination Agreement. The Public Offering Price per share to be paid by the Investors to the Company and the Placement Agency Fee per Share to be paid by the Company to the Placement Agent shall be agreed upon and set forth in the Price Determination Agreement. In the event such price or such fee has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 4(i), 4(j) and 6 shall remain in effect.

        2. Delivery and Payment. On or immediately prior to the Closing Date, (as defined below) each Investor will deposit in such Investor's account with the Placement Agent (the "Accounts") an amount equal to the Public Offering Price per Share multiplied by the number of Shares purchased by it. At 10:00 a.m., New York City time, on [ ], 2002, or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Placement Agent (such date is hereinafter referred to as the "Closing Date"), the Placement Agent will withdraw such funds from the Accounts and wire transfer such funds (less the aggregate Placement Agency Fees) to a bank account designated by the Company and the Company shall deliver the Shares to the Investors, which delivery may be made through the facilities of The Depository Trust Company. At the Closing, the number of Shares to be delivered to the Investors may represent all or a portion of the aggregate number of Shares offered. The closing of the Offering (the "Closing") shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York. All actions taken at the Closing shall be deemed to have occurred simultaneously.

        3. Representations and Warranties of the Company The Company represents and warrants to, and covenants with, the Placement Agent as follows:

               (a) Compliance with Registration Requirements. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (Registration No. 333-100728) relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required prior to the date of this Agreement, under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Commission thereunder. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectuses, heretofore filed by the Company with the Commission have been delivered to the Placement Agent. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective, including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the


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Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

               (b) Effectiveness of Registration. The Registration Statement, and any post-effective amendment thereto have been declared effective by the Commission under the Act. The date that the Registration Statement was declared effective by the Commission is referred to in this Agreement as the "Effective Date." The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

               (c) Accuracy of Registration Statement. The Registration Statement at the Effective Date and any post-effective amendment thereto, at the applicable effective date, complied and will comply in all material respects with the Act and did not or, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its applicable effective date, complied or, as the case may be, will comply in all material respects with the Act and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the paragraph beginning with the words "The placement agent may engage in stabilizing transactions" in the section entitled "Plan of Distribution" in the Prospectus constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus and the Prospectus.

               (d) Organization; Good Standing. The Company is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has no subsidiaries. The Company has, and at the Closing Date will have, full power and authority to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is, and at the Closing Date will be, duly qualified to do business in, and in good standing as a foreign corporation in, all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a


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material adverse effect on the business, properties, business prospects as described in the Registration Statement, condition (financial or otherwise) or results of operations of the Company (a "Material Adverse Effect"). Complete and correct copies of the amended and restated certificate of incorporation and of the by-laws of the Company and all amendments thereto have been delivered to the Placement Agent, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

               (e) Authorization of Shares. The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance in accordance with this Agreement will be, duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive, first refusal, or similar right granted by the Company. The description of the Common Stock included in the Registration Statement and the Prospectus is now, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth in the Registration Statement, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock.

        Upon the issuance and delivery pursuant to the terms of this Agreement, the Investors will acquire good and marketable title to the Shares, free and clear of any liens, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

               (f) Financial Statements. The financial statements and schedules included in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company and its former subsidiary as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its former subsidiary for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Registration Statement. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Ernst & Young LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations.

               (g) Accounting System. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accounts for assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (h) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in the Prospectus, (i) there has not been and will not have been a


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material adverse change in the business, properties, business prospects as described in the Registration Statement, condition (financial or otherwise) or results of operations of the Company arising for any reason whatsoever (a "Material Adverse Change") or a Material Adverse Change in the capitalization of the Company, (ii) the Company has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it entered into, nor will it enter into, any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

               (i) Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (j) Litigation. There are no actions, suits or proceedings pending, or to the Company's knowledge, threatened against or affecting, the Company or any of its respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any authorization, approval, order, governmental license, certificate or permit of the Company, the revocation or modification of which could reasonably be expected to have a Material Adverse Effect. There are no pending investigations known to the Company involving the Company by any governmental agency having jurisdiction over the Company or its business or operations.

               (k) Necessary Licenses, Compliance with Laws and Regulations and Performance of Obligations and Contracts. The Company has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed all obligations required to be performed by it, and is not, and at the Closing Date will not be, in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, note agreement, lease, license, collaboration or other agreement or instrument to which it is a party or by which its property is bound or affected (collectively, a "Contract"), except to the extent such default could not reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, no other party under any Contract to which it is a party is in default in any respect thereunder (except to the extent such default could not reasonably be expected to have a Material Adverse Effect on the Company) or has given written, or to the knowledge of the officers and directors of the Company oral, notice to the Company or any of its officers or directors of such other party's intention to terminate, cancel or refuse to renew any Contract. The Company is not now, and at the Closing Date will not be, in violation of any provision of its certificate of incorporation or by-laws.

               (l) No Consent of Governmental Body Needed. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the


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Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except as have been, or will be prior to the Closing Date, obtained under the Act and the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") and such as may be required under state securities or Blue Sky laws in connection with the offering of the Shares to be sold by the Company.

               (m) Agreement Duly Authorized and No Breach of Obligations or Charter. The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles. The performance of this Agreement and the consummation of the transactions contemplated hereby, and the application of the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (x) the certificate of incorporation or by-laws of the Company, or (y) any Contract to which the Company is a party or by which the Company or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company.

               (n) Title to Property. The Company has good and marketable title to all properties and assets described in the Prospectus to be owned by it, free and clear of all liens, charges, encumbrances or restrictions, except as set forth in the Prospectus or are not material to the business of the Company. The Company has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made of such properties by the Company.

               (o) Documents Described in Registration Statement. There is no document or Contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such documents and Contracts described in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement were duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof except as rights to indemnification and contribution may be limited by applicable law and except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally or general equitable principles.

               (p) No Untrue Statement. No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this


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Agreement to be delivered to the Placement Agent was or will be, when made, inaccurate, untrue or incorrect in any material respect.

               (q) No Price Stabilization or Manipulation. Neither the Company nor any of its directors or officers nor, to the knowledge of the Company, any controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares.

               (r) No Registration, Preemptive, or Antidilution Rights. No holder of securities of the Company has rights to register or acquire any securities of the Company because of the filing of the Registration Statement, the Prospectus or the offering of the Shares, except for rights that are described in the Registration Statement, have expired or have been fulfilled by registration prior to the date of this Agreement.

               (s) Stock Exchange Listing. The Shares are duly authorized for listing or quotation on the NASDAQ National Market, subject only to notice of issuance.

               (t) Labor Matters. The Company is not involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

               (u) No Unlawful Contributions or Payments. Neither the Company, nor, to the Company's knowledge, any of its officers, directors, employees or agents, made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

               (v) Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes for all periods with respect to which taxes are due and payable by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(f) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

               (w) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as (i) it reasonably believes is adequate for the conduct of its business and the value of its properties and
(ii) is customary for companies engaged in similar businesses and activities.

               (x) Defined Benefit Plans. The Company has not maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). To the Company's knowledge, no plan maintained or contributed to by the Company that is subject to ERISA (an "ERISA Plan") (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or
Section 4975 of the Code that could subject the Company to any material tax penalty on prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the


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Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. The Company has never completely or partially withdrawn from a "multiemployer plan," as defined in Section 3(37) of ERISA.

               (y) Intellectual Property. Except as set forth in the Prospectus, the Company owns, is licensed or otherwise has adequate rights to use trade secrets, know-how, technology (including other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, compositions, works of authorship, computer programs and technical data and information (collectively, the "Intellectual Property") that are or could reasonably be expected to be material to its business as described in the Prospectus. Except by virtue of the ownership of Company capital stock, no shareholder, director, officer or employee of the Company owns, or claims to own, directly or indirectly, in whole or in part, any of the Intellectual Property. The Company is making reasonable efforts to prosecute, maintain pendency, and cite material documents of which it is aware in patent applications filed with patent offices in the United States and abroad. There are no interference, reissue, reexamination, revocation, opposition or cancellation proceedings pending, or to the knowledge of the Company, threatened against the Company's Intellectual Property and the Company is not aware of any basis for any such claim. Except as set forth in the Prospectus, to the knowledge of the Company, the use of the Company's Intellectual Property does not infringe upon the patent or other intellectual property rights of any third party. To the knowledge of the Company, the Company has not received any written or oral notice from a third party alleging infringement, misappropriation or misuse of its intellectual property. In addition, no claim, suit or action is pending or, to the Company's knowledge, threatened alleging that the Company is infringing upon the intellectual property of others. To the knowledge of the Company, the Company is not using any confidential information or trade secrets of others without the right to do so. Except as set forth in the Prospectus, the Company is not obligated or under any liability whatsoever to make any material payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof or in connection with the conduct of its business or otherwise.

               (z) Trademarks. The Company owns, or is licensed or otherwise has the full exclusive right to use, all material trademarks and trade names that are used in or reasonably necessary for the conduct of its business as described in the Prospectus. The Company has not received any written or oral notice of infringement of or conflict with asserted rights of others with respect to any such trademarks or trade names, or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company, of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person. Except as set forth in the Prospectus, the Company is not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark,


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service mark or trade name with respect to the use thereof or in connection with the conduct of its business.

               (aa) Protection of Intellectual Property. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property in all material aspects.

               (bb) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described.

               (cc) Environmental Matters. To the Company's knowledge, the Company (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance in all material respects with all terms and conditions of any such permit, license or approval.

        4. Agreements of the Company. The Company agrees with the Placement Agent as follows:

               (a) Amendments and Supplements to Registration Statement. The Company shall not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by the Placement Agent, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have objected thereto in good faith.

               (b) Notifications to the Placement Agent. The Company shall use its best efforts to cause the Registration Statements to become effective, and shall notify the Placement Agent promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(e) hereof that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any


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preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Placement Agent promptly of all such filings.

               (c) Executed Registration Statements. The Company shall furnish to the Placement Agent, without charge, two original signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto.

               (d) Undertakings. The Company shall comply with all the provisions of any undertakings contained in the Registration Statement.

               (e) Prospectus. On the Effective Date, and thereafter from time to time, the Company shall deliver to the Placement Agent, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Placement Agent may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Placement Agent and by all dealers through whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to the Placement Agent should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request.

               (f) Compliance with Blue Sky Laws. Prior to any public offering of the Shares by the Placement Agent, the Company shall cooperate with the Placement Agent and counsel to the Placement Agent in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Placement Agent may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

               (g) Delivery of Financial Statements. During the period of three years commencing on the Effective Date, the Company shall furnish to the Placement Agent copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Placement Agent a copy of each annual or other report it shall be required to file with the Commission.


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               (h) Availability of Earnings Statements. The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the effective date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

               (i) Reimbursement of Certain Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or promptly reimburse if paid by the Placement Agent, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) furnishing (including costs of shipping, mailing and overnight courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Placement Agent or by dealers through whom Shares may be sold, (iv) the listing or quotation of the Shares on the Nasdaq National Market, (v) any filings required to be made by the Placement Agent with the NASD, and the fees, disbursements and other charges of counsel for the Placement Agent in connection therewith, (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f) hereof, including the fees, disbursements and other charges of counsel to the Placement Agent in connection therewith, and, if requested by the Placement Agent, the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vii) counsel to the Company including counsel issuing any patent opinions in connection with the Offering,
(viii) the transfer agent for the Shares, (ix) the Accountants, (x) the marketing of the offering by the Company, including, without limitation, all costs and expenses of air travel, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company (but not officers, employees, agents or other representatives of the Placement Agent), and (xi) all fees, costs and expenses for consultants used by the Company in connection with the Offering. In addition, whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or promptly reimburse if paid by the Placement Agent, all of the Placement Agent's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including the fees, disbursements and other charges of legal counsel to the Placement Agent; provided, however, that the Company shall not be required to pay or reimburse the Placement Agent for such out-of-pocket expenses exceeding $50,000 in the aggregate.

               (j) Reimbursement of Expenses upon Termination of Agreement. If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations hereunder, the Company shall reimburse the Placement Agent for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Placement Agent) reasonably incurred by it in connection herewith.

               (k) No Stabilization or Manipulation. Neither the Company nor any of its directors or officers shall at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

               (l) Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds."

               (m) Lock-up Agreements of Management and Principal Stockholders. The Company shall not, for a period ending 90 days after the date of the Prospectus, without the prior written consent of the Placement Agent, directly or indirectly sell, offer, contract to sell (including without limitation any short sale), grant any option for the sale of, lend, pledge or otherwise dispose of or transfer any shares of Common Stock or securities convertible into, exchangeable or exercisable for or any rights to purchase or acquire Common Stock owned either of record or beneficially by such executive officers, directors and beneficial owners. The Company's prohibition on the issuance of securities contained herein shall be subject to exceptions for the issuance of the Shares and (A) shares issued pursuant to the exercise of existing options and warrants to purchase Company shares, (B) shares issued upon conversion of existing preferred stock, (C) any option or right to purchase shares of the Company's Common Stock pursuant to the Company's 2000 Stock Plan, as amended, or the Company's Employee Stock Purchase Plan, (D) any shares issued under existing agreements or (E) up to 950,000 shares issued at a price per share which is greater than or equal to the then current price per share of the Company's common stock (as listed on the Nasdaq National Market) pursuant to license, license option or other collaboration agreements, all of which (with the exception of (E)) shall be pursuant to the plans, arrangements or agreements as described in the Registration Statement. The Company shall cause each of its executive officers, directors and beneficial owners of more than 5% of the outstanding Common Stock to enter into agreements with the Placement Agent in the form set forth in Exhibit B, except as modified subject to the express written approval of the Placement Agent.

        5. Conditions of the Obligations of the Placement Agent. In addition to the execution and delivery of the Price Determination Agreement, the obligations of the Placement Agent and the completion of the transactions contemplated hereby at the Closing are subject to the following conditions:

               (a) Effective Registration Statement and Prospectus Filings. Notification that the Registration Statement has become effective shall be received by the Placement Agent not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Placement Agent and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made.

               (b) No Stop Orders, Requests for Information and No Amendments.
(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith, and the Placement Agent shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon their information and belief), to the effect of clauses (i), (ii) and
(iii).

               (c) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Prospectus (i) there shall not have been a Material Adverse Change, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company shall not have issued any securities (other than the Shares and other than (A) shares issued pursuant to the exercise of existing options and warrants to purchase company shares, (B) shares issued upon conversion of existing preferred stock, (C) any option or right to purchase shares of the Company's Common Stock pursuant to the Company's 2000 Stock Plan, as amended, or the Company's Employee Stock Purchase Plan or (D) any shares issued under existing agreements, all of which shall be pursuant to the plans, arrangements or agreements as described in the Registration Statement) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered.

               (d) No Actions, Suits or Proceedings. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no actions, suits or proceedings instituted or, to the Company's knowledge, threatened against or involving, the Company or any of its officers in their capacity as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

               (e) All Representations True and Correct and All Conditions Fulfilled. Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date as if made at the Closing Date, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date, shall have been duly performed, fulfilled or complied with in all material respects.

               (f) Opinions of Counsel to the Company. The Placement Agent shall have received the opinions, each dated the Closing Date, reasonably satisfactory in form and substance to counsel for the Placement Agent, from Cooley Godward LLP, counsel to the Company, to the effect set forth in Exhibit C, from Sterne, Kessler, Goldstein & Fox P.L.L.C., patent counsel to the Company, to the effect set forth in Exhibit D, and from Campbell & Flores LLP with respect to certain patent matters.

               (g) Opinion of Counsel to the Placement Agent. The Placement Agent shall have received an opinion, dated the Closing Date, from Morrison & Foerster LLP, counsel to the Placement Agent, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Placement Agent.

               (h) Accountants' Comfort Letter. On the date of the Prospectus, the Placement Agent shall have received from the Accountants a letter dated the date of its delivery, addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. At the Closing Date, the Placement Agent shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Placement Agent, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

               (i) Officer's Certificates. At the Closing Date, there shall be furnished to the Placement Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agent, to the effect that:

                      (i) each signer of such certificate has carefully reviewed the Registration Statement and the Prospectus;


                      (ii) there has not been a Material Adverse Change;


                      (iii) each of the representations and warranties of the Company contained in this Agreement are, at the time such certificate is delivered, true and correct in all material respects; and


                      (iv) each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed in all material respects and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with in all material respects.

               (j) Lock-Up Agreements. On or prior to the Closing Date, the Placement Agent shall have received the executed "lock-up" agreements referred to in Section 4(m).

               (k) Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions as the Placement Agent may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

               (l) Stock Exchange Listing. The Shares shall have been duly authorized for listing or quotation on the Nasdaq National Market, subject only to notice of issuance.


        6. Indemnification.

               (a) Indemnification of the Placement Agent. The Company shall indemnify and hold harmless the Placement Agent, the directors, officers, employees, and agents of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. If multiple claims are brought against the Placement Agent, the directors, officers and employees of the Placement Agent and any person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in an arbitration proceeding, and indemnification is permitted under applicable law and is provided for under this Agreement with respect to at least one such claim, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

               (b) Indemnification of the Company. The Placement Agent shall indemnify and hold harmless the Company, its agents, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent on behalf of the Placement Agent expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that the Placement Agent might otherwise have.

               (c) Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this
Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel employed by the indemnified party shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

               (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Placement Agent, the Company and the Placement Agent shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Placement Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of the Placement Agency Fees but before deducting expenses) received by the Company bear to the total Placement Agency Fees received by the Placement Agent, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault, as applicable, of the Company, on the one hand, and the Placement Agent, on the other, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such Offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Placement Agent shall not be required to contribute any amount in excess of the Placement Agency Fees received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

               (e) Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Placement Agent,
(ii) sale of any of the Shares and payment therefor or (iii) any termination of this Agreement.

        7. Termination. The obligations of the Placement Agent under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Placement Agent, without liability on the part of the Placement Agent to the Company, if, prior to delivery and payment for the Shares, in the sole judgment of the Placement Agent, any of the following shall occur:

               (a) trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission or by the Nasdaq National Market;

               (b) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;

               (c) a general banking moratorium shall have been declared by any of Federal, New York or California authorities;

               (d) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

               (e) if the Company shall have sustained a loss material or substantial to the Company by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

               (f) if there shall have been a Material Adverse Change.

        In addition to the foregoing, this Agreement shall terminate in the event that the Closing shall not have occurred by the end of the Closing Date, or such other date as the Company and the Placement Agent shall agree to pursuant to the terms of Section 2. In such event, any funds deposited in the Investors' Accounts with the Placement Agent will promptly be returned to the Investors.

        8. Miscellaneous.

               (a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, 5820 Nancy Ridge Drive, San Diego, California 92121, Attention: Chief Executive Officer, with a copy to Cooley Godward LLP, 4401 Eastgate Mall, San Diego, California 92121-9109, Attention: L. Kay Chandler, Esq. or (b) if to the Placement Agent, at the offices of the Placement Agent, 520 Madison Avenue, New York, New York 10022, Attention: Director of Investment Banking. Any such notice shall be effective only upon receipt. Any notice under Section 6 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

               (b) No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Placement Agent, the Company and of the controlling persons, directors and officers referred to in Section 6, and any successors, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors" as used in this Agreement includes only successors in interest to the Company or the Placement Agent and shall not include a purchaser of Shares from the Company in his, her or its capacity as such a purchaser.

               (c) Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any of its controlling persons and shall survive delivery of and payment for the Shares hereunder.

               (d) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

               (e) Survival of Provisions upon Invalidity of Any Single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               (f) Waiver of Jury Trial. The Company and the Placement Agent each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

               (g) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

               (h) Knowledge of the Company. The phrases "to the Company's knowledge" and "to the knowledge of the Company" shall mean the actual knowledge of the officers and directors of the Company.

               (i) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof; provided, however, that the engagement letter agreement dated September 17, 2002 between the Company and the Placement Agent shall remain in full force and effect notwithstanding the execution and delivery of this Agreement, the termination of this Agreement or the consummation of the transactions contemplated hereby. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Placement Agent and the Company.

        Please confirm that the foregoing correctly sets forth the agreement among the Company and the Placement Agent.

                                       Very truly yours,

                                       EPIMMUNE INC.

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


Confirmed as of the date first above mentioned:

PUNK, ZIEGEL & COMPANY


By:
   --------------------------------
   Name:
   Title:

                                                                       EXHIBIT A

                                  EPIMMUNE INC.

                          PRICE DETERMINATION AGREEMENT

                                                                       [ ], 2002


Punk, Ziegel & Company
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

        Reference is made to the Placement Agency Agreement, dated [ ], 2002 (the "Placement Agency Agreement"), between Epimmune Inc., a Delaware corporation (the "Company"), and Punk Ziegel & Company, a Delaware corporation ("Punk Ziegel"). The Placement Agency Agreement provides for the purchase by Investors from the Company, subject to the terms and conditions set forth therein, of an aggregate of [7,250,000] shares (the "Shares") of the Company's common stock, par value $.01 per share. This Agreement is the Price Determination Agreement referred to in the Placement Agency Agreement. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to them in the Placement Agency Agreement.

        Pursuant to Section 1 of the Placement Agency Agreement, the Company agrees with the Placement Agent as follows:

               1. The public offering price per share at which the Shares shall be offered and sold by the Company to the Investors shall be $______.

               2. The Placement Agency Fee per Share to be paid by the Company to the Placement Agent shall be $_______.

        The Company represents and warrants to the Placement Agent that the representations and warranties of the Company set forth in Section 3 of the Placement Agency Agreement are accurate in all material respects as though expressly made at and as of the date hereof.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York


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State located in the Borough of Manhattan and the U.S. District Court for the
Southern District of New York.

        If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, please sign and return to the Placement Agent a counterpart hereof, whereupon this instrument along with all counterparts and together with the Placement Agency Agreement shall be a binding agreement between the Company and the Placement Agent in accordance with its terms and the terms of the Placement Agency Agreement.

                                            Very truly yours,

                                            EPIMMUNE INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

Confirmed as of the date
first above mentioned:

PUNK, ZIEGEL & COMPANY


By:
   --------------------------------
   Name:
   Title: